Exhibit 99.1


FOR IMMEDIATE RELEASE                 Contact:    William C. McCartney
---------------------                             Chief Financial Officer

                                                  Telephone: (978) 688-1811
                                                  Fax:       (978) 688-2976


          WATTS WATER TECHNOLOGIES REPORTS FOURTH QUARTER 2007 RESULTS

      North Andover, MA...February 12, 2008. Watts Water Technologies, Inc. (NYSE: WTS) today announced results for the fourth quarter ended December 31, 2007. Sales for the fourth quarter of 2007 were $345.3 million, an increase of $14.8 million, or 4%, compared to the fourth quarter of 2006. Net income for the fourth quarter of 2007 was $21.5 million, or $0.55 per share, compared to net income of $18.1 million, or $0.51 per share, for the fourth quarter of 2006. Income from continuing operations for the fourth quarter of 2007 increased by $3.6 million, or 20%, to $21.7 million, or $0.56 per share, compared to income from continuing operations for the fourth quarter of 2006 of $18.1 million, or $0.51 per share.

      Results for the fourth quarter of 2007 include an after-tax charge of $0.6 million, or $0.02 per share, as part of our previously announced global restructuring program and product line discontinuances, compared to an after-tax charge of $1.1 million, or $0.03 per share, for the fourth quarter of 2006.

      Sales for the year ended December 31, 2007 were $1.382 billion, an increase of $151.5 million, or 12%, compared to the year ended December 31, 2006. Net income for the year ended December 31, 2007 was $77.4 million, or $1.99 per share, compared to net income of $73.7 million, or $2.19 per share, for the year ended December 31, 2006, which included a loss from discontinued operations of $3.4 million, or ($0.10) per share. Income from continuing operations for the year ended December 31, 2007 increased by $0.5 million, or 1%, to $77.6 million.

      For the year ended December 31, 2007, the Company recorded an after-tax charge of $5.1 million, or $0.13 per share, for product line discontinuances and restructuring charges, compared to income, net of tax, of $1.5 million, or $0.04 per share, for the year ended December 31, 2006. The charge in 2007 relates primarily to product line discontinuances, other asset write-downs and accelerated depreciation. In 2006, gains from the sale of two facilities in Italy were partially offset by costs incurred for severance programs in Europe and China and accelerated depreciation in China.

      In November 2006, the Company completed a public offering of 5.75 million shares of Class A common stock and received net proceeds of approximately $219.0 million. The net proceeds are currently being invested in short-term securities, which provided approximately $1.4 million and $7.1 million in after-tax income in the fourth quarter and the year ended December 31, 2007, respectively. The issuance of an additional 5.75 million shares had a dilutive impact on earnings per share of $0.02 per share and $0.11 per share in the fourth quarter and the year ended December 31, 2007, respectively, after considering the interest income from the net proceeds. The Company had approximately $329.3 million in cash and cash equivalents and short-term investments at December 31, 2007.

      In November 2007, the Company's Board of Directors authorized the repurchase of up to 3.0 million shares of the Company's Class A common stock. As of February 8, 2008, the Company has repurchased approximately 2.1 million shares at a total cost of $58.1 million.

      Patrick S. O'Keefe, Chief Executive Officer, commented, "The fourth quarter sales increase was achieved through favorable changes in foreign exchange rates of $15.8 million, or 5%, and contributions from an acquisition of $2.0 million, or 1%, partially offset by a decrease in organic sales of $3.0 million, or 1%.

      "Sales in our North American segment increased for the fourth quarter of 2007 by $7.7 million, or 4%, to $212.4 million compared to $204.7 million for fourth quarter of 2006. This increase was achieved through internal sales growth of $3.0 million, or 2%, from favorable foreign exchange movements of $2.7 million, or 1%, associated with the strengthening of the Canadian dollar versus the U.S. dollar and contributions from an acquisition of $2.0 million, or 1%.

      "Organic sales in our North American wholesale market for the fourth quarter of 2007 increased 3% over the fourth quarter of 2006. This increase was primarily due to price increases implemented to cover increases in the costs of copper and other raw materials. Our North American home improvement retail market sales declined 5% for the fourth quarter of 2007 compared to the fourth quarter of 2006. This decrease was primarily due to our exiting certain lower margin product lines, partially offset by price increases and new product rollouts.

      "We derived 34% of our total sales for the fourth quarter of 2007 from our European segment. European sales increased $8.3 million, or 8%, to $118.3 million compared to $110.0 million for the fourth quarter of 2006. This increase was achieved through favorable foreign exchange movements associated with the strengthening of the euro versus the US dollar of $12.3 million, or 11%. We experienced a decline in organic sales in Europe for the fourth quarter of $4.0 million, or 3%, due to decreased sales primarily in Germany.

      "Sales in our China segment in the fourth quarter of 2007 decreased $1.2 million, or 8%, to $14.6 million compared to the fourth quarter of 2006. This included a decrease in organic sales of $2.0 million, or 13%, partially offset by favorable foreign exchange movements associated with the strengthening of the yuan against the U.S. dollar of $0.8 million, or 5%."

      Mr. O'Keefe concluded, "Our operating income for the fourth quarter of 2007 increased by $6.1 million, or 21%, to $34.9 million as compared to $28.8 million in the fourth quarter of 2006. Organic operating earnings increased $2.5 million, or 9%, restructuring costs decreased by $2.3 million, or 8%, and favorable foreign exchange movements contributed $2.0 million, or 7%, and were partially offset by the amortization of certain costs associated with the acquisition of Topway Global, Inc. acquired in November 2007 of $0.7 million, or 3%. Operating margins in the fourth quarter of 2007 increased by approximately 140 basis points to 10.1% as compared to 8.7% in the fourth quarter of 2006. Restructuring costs decreased operating margins in the fourth quarter of 2007 and the fourth quarter of 2006 by approximately 20 basis points and 100 basis points, respectively. Compared to last year, our operating margins were favorably impacted by price increases, product mix and leveraging of selling, general and administrative expenses."

      The Company generated $91.7 million in net cash provided from continuing operations for the year ended December 31, 2007 as compared to $83.0 million for the year ended December 31, 2006. Free cash flow (a non-GAAP financial measure) for the year ended December 31, 2007 was $54.5 million compared with $70.2 million for the year ended December 31, 2006. Included in 2006 is $31.9 million for the sale of two buildings in Europe. Please refer to Table 1 at the end of this press release for a reconciliation of net cash provided by continuing operations to free cash flow. The Company's net debt to capitalization ratio (a non-GAAP financial measure) increased to 13% for the year ended December 31, 2007 from 11% in the prior year. Please refer to Table 2 at the end of this press release for a reconciliation of long-term debt (including current portion) to net debt and net debt to capitalization ratio.

      To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), we sometimes use non-GAAP financial measures, such as free cash flow and the net debt to capitalization ratio, that we believe are appropriate to enhance an overall understanding of our historical financial performance and future prospects. The non-GAAP items, which are adjusted to exclude certain cash inflows and outlays, and include only certain balance sheet accounts from the comparable GAAP measures, are an indication of our performance in cash flow generation and also provide an indication of the Company's relative balance sheet leverage to other industrial manufacturing companies. These non-GAAP financial measures are among the primary indicators management uses as a basis for evaluating our cash flow generation and our capitalization structure. For these reasons, management believes these non-GAAP financial measures can be useful to investors, potential investors and others. The presentation of this additional information is not meant to be considered in isolation or as a substitute for changes in cash and cash equivalents prepared in accordance with GAAP.

      Watts Water Technologies, Inc. will hold a live web cast of its conference call to discuss fourth quarter results for 2007 on Tuesday, February 12, 2008, at 5:00 p.m. Eastern Time. This press release and the live web cast can be accessed by visiting the Investor Relations section of the Company's website at www.wattswater.com. Following the web cast, an archived version of the call will be available at the same address until February 12, 2009.

      The Company's 2008 Annual Meeting of Stockholders will be held at 10:00 a.m. on Wednesday, May 14, 2008 at The Andover Country Club, 60 Canterbury Street, Andover, Massachusetts.

      Watts Water Technologies, Inc. is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Its expertise in a wide variety of water technologies enables it to be a comprehensive supplier to the water industry.

      This Press Release includes statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Watts Water Technologies' current views about future results of operations and other forward-looking information. In some cases you can identify these statements by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will" and "would" or similar words. You should not rely on forward-looking statements because Watts' actual results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors. These factors include, but are not limited to, the following: shortages in and pricing of raw materials and supplies including recent price increases by suppliers of raw materials and the Company's ability to pass these costs on to customers, loss of market share through competition, introduction of competing products by other companies, pressure on prices from competitors, suppliers, and/or customers, changes in variable interest rates on Company borrowings, identification and disclosure of material weaknesses in our internal control over financial reporting, failure to expand our markets through acquisitions, failure or delay in developing new products, lack of acceptance of new products, failure to manufacture products that meet required performance and safety standards, foreign exchange rate fluctuations, cyclicality of industries, such as plumbing and heating wholesalers and home improvement retailers, in which the Company markets certain of its products, economic factors, such as the levels of housing starts and remodeling, affecting the markets where the Company's products are sold, manufactured, or marketed, environmental compliance costs, product liability risks, the results and timing of the Company's manufacturing restructuring plan, changes in the status of current litigation, including the James Jones case, and other risks and uncertainties discussed under the heading "Item 1A. Risk Factors" in the Watts Water Technologies, Inc. Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities Exchange Commission and other reports Watts files from time to time with the Securities and Exchange Commission. Watts does not intend to, and undertakes no duty to, update the information contained in this Press Release.

                 WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (Amounts in millions, except per share information)
                                   (Unaudited)

                                               Fourth Quarter Ended                  Year Ended
                                           ----------------------------     ----------------------------
                                           December 31,    December 31,     December 31,    December 31,
                                               2007            2006             2007            2006
                                           ------------    ------------     ------------    ------------
STATEMENTS OF INCOME

Net sales                                  $      345.3    $      330.5     $    1,382.3    $    1,230.8

Income from continuing operations          $       21.7    $       18.1     $       77.6    $       77.1
Loss from discontinued operations                  (0.2)             --             (0.2)           (3.4)
                                           ------------    ------------     ------------    ------------
Net income                                 $       21.5    $       18.1     $       77.4    $       73.7
                                           ============    ============     ============    ============

DILUTED EARNINGS PER SHARE

Weighted Average Number of Common Shares
   & Equivalents                                   38.8            35.6             39.0            33.7

Income (loss) per Share:
     Continuing operations                 $       0.56    $       0.51     $       1.99    $       2.29
     Discontinued operations                      (0.01)             --            (0.01)          (0.10)
                                           ------------    ------------     ------------    ------------
     Net income                            $       0.55    $       0.51     $       1.99    $       2.19
                                           ============    ============     ============    ============

Cash dividends per share                   $       0.10    $       0.09     $       0.40    $       0.36

                 WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                 (Amounts in millions, except share information)
                                   (Unaudited)

                                                                                         December 31,    December 31,
ASSETS                                                                                       2007            2006
                                                                                         ------------    ------------
CURRENT ASSETS:
     Cash and cash equivalents ........................................................  $      290.3    $      343.0
     Investment securities ............................................................          39.0            11.8
     Trade accounts receivable, less allowance for doubtful accounts of
        $14.9 million and $10.5 million at December 31, 2007 and 2006, respectively ...         235.7           228.5
     Inventories, net:
        Raw materials .................................................................         108.9           103.6
        Work in process ...............................................................          45.7            39.6
        Finished goods ................................................................         187.0           173.2
                                                                                         ------------    ------------
           Total Inventories ..........................................................         341.6           316.4
     Prepaid expenses and other assets ................................................          18.6            15.9
     Deferred income taxes ............................................................          38.1            26.7
     Assets of discontinued operations ................................................          10.4            10.1
                                                                                         ------------    ------------
        Total Current Assets ..........................................................         973.7           952.4
                                                                                         ------------    ------------
PROPERTY, PLANT AND EQUIPMENT:
     Property, plant and equipment, at cost ...........................................         437.4           391.9
     Accumulated depreciation .........................................................        (213.7)         (185.7)
                                                                                         ------------    ------------
        Property, plant and equipment, net ............................................         223.7           206.2
                                                                                         ------------    ------------
OTHER ASSETS:
     Goodwill .........................................................................         385.8           356.1
     Other, net .......................................................................         146.1           146.2
                                                                                         ------------    ------------
TOTAL ASSETS ..........................................................................  $    1,729.3    $    1,660.9
                                                                                         ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable .................................................................  $      108.0    $      121.0
     Accrued expenses and other liabilities ...........................................         113.6           100.4
     Accrued compensation and benefits ................................................          38.2            42.6
     Current portion of long-term debt ................................................           1.3             7.5
     Liabilities of discontinued operations ...........................................          28.6            27.9
                                                                                         ------------    ------------
        Total Current Liabilities .....................................................         289.7           299.4
                                                                                         ------------    ------------
LONG-TERM DEBT, NET OF CURRENT PORTION ................................................         432.2           441.7
DEFERRED INCOME TAXES .................................................................          42.9            34.5
OTHER NONCURRENT LIABILITIES ..........................................................          45.6            52.7
MINORITY INTEREST .....................................................................           3.4             6.0
STOCKHOLDERS' EQUITY:
     Preferred Stock, $.10 par value; 5,000,000 shares authorized;
        no shares issued or outstanding ...............................................            --              --
     Class A Common Stock, $.10 par value; 80,000,000 shares authorized;
        1 vote per share; issued and outstanding: 30,600,056 shares at
        December 31, 2007 and 31,239,111 shares at December 31, 2006 ..................           3.1             3.1
     Class B Common Stock, $.10 par value; 25,000,000 shares authorized;
        10 votes per share; issued and outstanding: 7,293,880 shares at
        December 31, 2007 and at December 31, 2006 ....................................           0.7             0.7
     Additional paid-in capital .......................................................         377.6           367.8
     Retained earnings ................................................................         465.4           429.6
     Accumulated other comprehensive income ...........................................          68.7            25.4
                                                                                         ------------    ------------
        Total Stockholders' Equity ....................................................         915.5           826.6
                                                                                         ------------    ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ............................................  $    1,729.3    $    1,660.9
                                                                                         ============    ============

                 WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
               (Amounts in millions, except per share information)
                                   (Unaudited)

                                                                      Fourth Quarter Ended                Year Ended
                                                                  ----------------------------    ----------------------------
                                                                  December 31,    December 31,    December 31,    December 31,
                                                                      2007            2006            2007            2006
                                                                  ------------    ------------    ------------    ------------
Net sales ...................................................     $      345.3    $      330.5    $    1,382.3    $    1,230.8
Cost of goods sold ..........................................            223.4           220.5           920.7           805.8
                                                                  ------------    ------------    ------------    ------------
     GROSS PROFIT ...........................................            121.9           110.0           461.6           425.0
Selling, general & administrative expenses ..................             85.8            81.8           332.7           300.2
Restructuring and other (income) charges ....................              1.2            (0.6)            3.2            (5.7)
                                                                  ------------    ------------    ------------    ------------
     OPERATING INCOME .......................................             34.9            28.8           125.7           130.5
                                                                  ------------    ------------    ------------    ------------
Other (income) expense:
     Interest income ........................................             (3.6)           (2.5)          (14.5)           (5.0)
     Interest expense .......................................              7.1             6.5            26.9            22.1
     Minority interest ......................................             (0.9)           (1.7)           (2.8)           (1.8)
     Other ..................................................              0.6             0.1             2.3            (0.9)
                                                                  ------------    ------------    ------------    ------------
                                                                           3.2             2.4            11.9            14.4
                                                                  ------------    ------------    ------------    ------------
     INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES ..             31.7            26.4           113.8           116.1
Provision for income taxes ..................................             10.0             8.3            36.2            39.0
                                                                  ------------    ------------    ------------    ------------
     INCOME FROM CONTINUING OPERATIONS ......................             21.7            18.1            77.6            77.1
Loss from discontinued operations, net of taxes .............             (0.2)             --            (0.2)           (3.4)
                                                                  ------------    ------------    ------------    ------------
     NET INCOME .............................................     $       21.5    $       18.1    $       77.4    $       73.7
                                                                  ============    ============    ============    ============
BASIC EPS Income (loss) per share:
     Continuing operations ..................................     $       0.56    $       0.52    $       2.01    $       2.32
     Discontinued operations ................................            (0.01)             --           (0.01)          (0.10)
                                                                  ------------    ------------    ------------    ------------
     NET INCOME .............................................     $       0.56    $       0.52    $       2.00    $       2.21
                                                                  ============    ============    ============    ============
Weighted average number of shares ...........................             38.5            35.2            38.6            33.3
                                                                  ============    ============    ============    ============
DILUTED EPS Income (loss) per share:
     Continuing operations ..................................     $       0.56    $       0.51    $       1.99    $       2.29
     Discontinued operations ................................            (0.01)             --           (0.01)          (0.10)
                                                                  ------------    ------------    ------------    ------------
     NET INCOME .............................................     $       0.55    $       0.51    $       1.99    $       2.19
                                                                  ============    ============    ============    ============
Weighted average number of shares ...........................             38.8            35.6            39.0            33.7
                                                                  ============    ============    ============    ============
      Dividends per share ...................................     $       0.10    $       0.09    $       0.40    $       0.36
                                                                  ============    ============    ============    ============

                 WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
                               SEGMENT INFORMATION
                              (Amounts in millions)
                                   (Unaudited)

                                        Net Sales

                    Fourth Quarter Ended               Year Ended
                ------------   ------------   ------------   ------------
                December 31,   December 31,   December 31,   December 31,
                    2007           2006           2007           2006
                ------------   ------------   ------------   ------------

North America   $      212.4   $      204.7   $      871.0   $      821.3
Europe                 118.3          110.0          452.6          367.5
China                   14.6           15.8           58.7           42.0
                ------------   ------------   ------------   ------------
Total           $      345.3   $      330.5   $    1,382.3   $    1,230.8
                ============   ============   ============   ============

                                   Operating Income

                    Fourth Quarter Ended                Year Ended
                ----------------------------    ----------------------------
                December 31,    December 31,    December 31,    December 31,
                    2007            2006            2007            2006
                ------------    ------------    ------------    ------------

North America   $       29.3    $       23.4    $       93.3    $       98.5
Europe                  12.5            11.9            53.6            50.0
China                    1.1             0.2             7.9             7.2
Corporate               (8.0)           (6.7)          (29.1)          (25.2)
                ------------    ------------    ------------    ------------
Total           $       34.9    $       28.8    $      125.7    $      130.5
                ============    ============    ============    ============

                                    Intersegment Sales

                    Fourth Quarter Ended               Year Ended
                ---------------------------   ---------------------------
                December 31,   December 31,   December 31,   December 31,
                    2007           2006           2007           2006
                ------------   ------------   ------------   ------------

North America   $        1.4   $        1.9   $        6.6   $        6.9
Europe                   1.3            0.8            6.0            3.0
China                   33.1           28.0          137.1           82.3
                ------------   ------------   ------------   ------------
Total           $       35.8   $       30.7   $      149.7   $       92.2
                ============   ============   ============   ============

                 WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

                                     TABLE 1
 RECONCILIATION OF NET CASH PROVIDED BY CONTINUING OPERATIONS TO FREE CASH FLOW
                              (Amounts In Millions)
                                   (Unaudited)

                                                        Year Ended
                                               ----------------------------
                                               December 31,    December 31,
                                                   2007            2006
                                               ------------    ------------

Net cash provided by continuing operations     $       91.7    $       83.0
Less: additions to property,
   plant, and equipment                               (37.8)          (44.7)
Plus: proceeds from the sale of property,
   plant, and equipment                                 0.6            31.9
                                               ------------    ------------
Free cash flow                                 $       54.5    $       70.2
                                               ============    ============


                                     TABLE 2
          RECONCILIATION OF LONG-TERM DEBT (INCLUDING CURRENT PORTION)
                TO NET DEBT AND NET DEBT TO CAPITALIZATION RATIO
                              (Amounts In Millions)
                                   (Unaudited)

                                                December 31,     December 31,
                                                    2007             2006
                                                ------------     ------------

Current portion of long-term debt               $        1.3     $        7.5
Plus: Long-term debt, net of current portion           432.2            441.7
Less: Cash and cash equivalents                       (290.3)          (343.0)
                                                ------------     ------------
Net debt                                        $      143.2     $      106.2
                                                ============     ============

Net debt                                        $      143.2     $      106.2
Plus: Total stockholders' equity                       915.5            826.6
Plus: Minority interest                                  3.4              6.0
                                                ------------     ------------
Capitalization                                  $    1,062.1     $      938.8
                                                ============     ============

Net Debt to Capitalization Ratio                          13%              11%
                                                ============     ============